EXHIBIT 99.1

BioCryst Appoints Megan Sniecinski Chief Business Officer

RESEARCH TRIANGLE PARK, N.C., July 01, 2019 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced the appointment of Megan Sniecinski as chief business officer.

Ms. Sniecinski joins BioCryst from PTC Therapeutics, where she served as senior vice president of business operations and program management since June 2017. Over nearly five years at PTC, Ms. Sniecinski played a key role in supporting the diversified growth of PTC’s rare disease pipeline and transformation into a global, fully-integrated biopharmaceutical company.

“BioCryst has a growing portfolio of oral medicines for rare diseases, including BCX7353 which is advancing towards commercialization in several geographies. Megan brings proven rare disease experience and leadership to help BioCryst maximize opportunities to drive value for our programs around the world,” said Jon Stonehouse, chief executive officer of BioCryst.

“It is a privilege to join the BioCryst team at this pivotal moment, and I am excited about the opportunity to help BioCryst fulfill its mission to bring important life-changing oral treatments to patients with rare diseases,” Sniecinski said.

In her recent role, Ms. Sniecinski led PTC’s business development efforts, including the acquisition of Agilis Therapeutics, an in-licensing commercial collaboration in Latin America, and integration activities tied to the acquisition of Emflaza®.  In addition, she established and grew the program management function responsible for advancing the clinical development and commercialization of the pipeline. Ms. Sniecinski joined PTC in September 2014 as vice president, business operations, where she played a pivotal role in leading the cross-functional launch integration team for the commercialization of Translarna® and global expansion of PTC’s infrastructure.

Prior to joining PTC, she spent 12 years at Merck in a diverse set of operational and strategic roles, including director of strategic partnerships managing their European vaccine joint venture, Sanofi Pasteur MSD.

Ms. Sniecinski received her B.S. in chemical engineering from the University of Virginia and her M.B.A. from the Wharton School of the University of Pennsylvania.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals discovers novel, oral small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema, BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, galidesivir, a potential treatment for Marburg virus disease and Yellow Fever, and a preclinical program to develop oral ALK-2 inhibitors for the treatment of fibrodysplasia ossificans progressiva. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that developing BCX7353 may take longer or may be more expensive than planned; that ongoing and future preclinical and clinical development of BCX7353 may not advance as expected; that future studies may not enroll the required number of subjects or have positive results; and that the FDA, EMA or other applicable regulatory agencies may require additional studies beyond the studies planned, may not provide regulatory clearances, may impose a clinical hold or may withhold market approval with respect to BCX7353.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com